Exhibit (j)(2)(A)

PIMCO FUNDS

ASSISTANT SECRETARY’S CERTIFICATE

I, Ryan G. Leshaw, solely in my capacity as Assistant Secretary of PIMCO Funds, a Massachusetts business trust (the “Trust”), hereby certify on behalf of the Trust, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meeting of the Board of Trustees of the Trust held on May 10, 2016:

RESOLVED, that the Trustees hereby approve and authorize the use of the Powers of Attorney executed by the Trustees and certain officers of the Funds appointing Kevin M. Broadwater, Joshua D. Ratner, Ryan G. Leshaw, Robert W. Helm, Douglas P. Dick, Brenden C. Fox, Megan C. Johnson, Kevin F. Cahill and Adam T. Teufel as attorneys-in-fact for the purpose of signing and filing on behalf of the Trusts their registration statements and any amendments thereto under the Securities Act of 1933 and the Investment Company Act of 1940 with the SEC, and the attorneys in-fact are hereby authorized to act in accordance with such Powers of Attorney for the purposes described in the Powers of Attorney.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Trust as of this 19th day of July, 2016.

PIMCO FUNDS

By:	/s/ Ryan G. Leshaw
Ryan G. Leshaw
Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Kevin M. Broadwater, Joshua D. Ratner, Ryan G. Leshaw, Robert W. Helm, Douglas P. Dick, Brendan C. Fox, Megan C. Johnson, Kevin F. Cahill and Adam T. Teufel and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her in his name, place and stead, to sign any and all Registration Statements of PIMCO Funds and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: May 10, 2016

/s/ Peter G. Strelow
Peter G. Strelow
President, PIMCO Funds

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Kevin M. Broadwater, Joshua D. Ratner, Ryan G. Leshaw, Robert W. Helm, Douglas P. Dick, Brendan C. Fox, Megan C. Johnson, Kevin F. Cahill and Adam T. Teufel and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her in his name, place and stead, to sign any and all Registration Statements of PIMCO Funds and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: May 10, 2016

/s/ Trent W. Walker
Trent W. Walker
Treasurer, PIMCO Funds